Exhibit 99

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS SECOND QUARTER 2014

SALES UP 6% TO $10.3 BILLION; EPS OF $1.38 PER SHARE;

RAISING 2014 EPS GUIDANCE

•	Organic Sales Growth 3%; Strong Execution Across The Portfolio
•	EPS Up 8% Reported, Up 12% Using Normalized Tax Rate
•	Raising Low-End Proforma EPS Guidance To $5.45 - $5.55, From $5.40 - $5.55

MORRIS TOWNSHIP, N.J., July 18, 2014 -- Honeywell (NYSE: HON) today announced its results for the second quarter of 2014:

Total Honeywell
($ Millions, except Earnings Per Share)	2Q 2013	2Q 2014	Change
Sales	9,693	10,253	6%

Segment Margin	16.1%	16.7%	60 bps
Operating Income Margin	14.3%	15.4%	110 bps

Earnings Per Share	$1.28	$1.38	8%
Earnings Per Share (At 26.5% Tax Rate)	$1.22	$1.37	12%

Cash Flow from Operations	1,256	1,341	7%
Free Cash Flow *	1,060	1,112	5%

* Cash Flow from Operations Less Capital Expenditures

“Honeywell had another terrific quarter and a very good first half of 2014,” said Honeywell Chairman and CEO Dave Cote.  “Strong execution across our businesses and continued momentum across the portfolio helped us to deliver stronger than expected earnings. We saw 6% sales growth and margin expansion in every business as our key growth and productivity initiatives continue to make a difference. Our short-cycle businesses, particularly Energy, Safety, and Security and Turbo Technologies, are benefiting from improving end markets, new product introductions, and geographic expansion, while our long-cycle businesses are growing robust backlogs supported by favorable macro trends and strong win rates.  Our recently announced closing of the sale of Friction Materials was a significant step in our effort to align the Honeywell portfolio around Great Positions in Good Industries.  We believe that our portfolio is

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Q2’14 Results - 2

well positioned for continued growth. As a result of our first half performance, we are raising the low end of our 2014 proforma EPS guidance by $0.05 with the expectation of improved organic growth and continued margin expansion in the second half of the year.”

The company is updating its full-year 2014 guidance and now expects:

Full-Year Guidance
	2014	2014	Change
	Prior Guidance	Revised Guidance[3]	vs. 2013
Sales	$40.3 - $40.7B	$40.2 - $40.4B	3% - 4%

Segment Margin	16.6% - 16.9%	16.8% - 17.0%	50 - 70 bps
Operating Income Margin[1]	15.2% - 15.5%	15.4% - 15.6%	120 - 140 bps

Earnings Per Share[1]	$5.40 - $5.55	$5.45 - $5.55	10% - 12%

Free Cash Flow[2]	$3.8 - $4.0B	$3.8 - $4.0B	~15%
1.	Proforma, V% / bps Exclude Pension Mark-to-Market Adjustment
2.	Cash Flow from Operations Less Capital Expenditures
3.	Reflects Absence Of (~$300M) Friction Materials Sales in 2H 2014

On July 14, Honeywell announced that it will realign its Transportation Systems business segment with its Aerospace business segment to better take advantage of the engineering and technology similarities and the shared business models between these two business segments. Under the realigned segment reporting structure, the Company will have three business segments: Aerospace, Automation and Control Solutions, and Performance Materials and Technologies. This realignment has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. Effective with the reporting of third quarter 2014 results, the Company will report its financial performance based on the inclusion of Transportation Systems in Aerospace. To provide historical information on a basis consistent with its new reporting structure, the Company will make available during the third quarter of 2014 certain historical segment results recast to conform to the new reporting structure. The recasted financial information will not represent a restatement of previously issued financial statements.

Second Quarter Segment Performance

Aerospace
($ Millions)	2Q 2013	2Q 2014	% Change
Sales	2,997	2,991	~Flat
Segment Profit	583	592	2%
Segment Margin	19.5%	19.8%	30 bps

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Q2’14 Results - 3

•	Sales were approximately flat compared with the second quarter of 2013 driven by 1% Commercial sales growth, offset by a (1%) decline in Defense & Space. Commercial OE sales were approximately flat in the quarter reflecting continued growth in OE build rates, offset by higher BGA OEM payments and engine shipment timing. Commercial Aftermarket growth of 1% was driven by an increase in spares sales, partially offset by fewer maintenance events. Defense & Space sales declined (1%) as a result of lower sales to the U.S. government, partially offset by strong international growth.
•	Segment profit was up 2%, and segment margins expanded 30 bps to 19.8%, driven by commercial excellence and productivity net of inflation, partially offset by BGA OEM payments, higher OE mix, and continued investments for growth.
Automation and Control Solutions
($ Millions)	2Q 2013	2Q 2014	% Change
Sales	3,270	3,607	10%
Segment Profit	467	533	14%
Segment Margin	14.3%	14.8%	50 bps

•	Sales were up 10% reported, 3% organic, compared with the second quarter of 2013, primarily driven by the favorable impact of acquisitions net of divestitures and growth in Energy, Safety, and Security, particularly Environmental and Combustion Controls and Honeywell Scanning & Mobility. ACS benefitted from strength in U.S. residential end markets and new product introductions, as well as continued growth in fire, gas, and the Americas Distribution business.
•	Segment profit was up 14% and segment margins expanded 50 bps to 14.8% driven by commercial excellence, productivity net of inflation, and higher volume, partially offset by the dilutive impact of acquisitions and continued investments for growth.
Performance Materials and Technologies
($ Millions)	2Q 2013	2Q 2014	% Change
Sales	2,479	2,636	6%
Segment Profit	438	475	8%
Segment Margin	17.7%	18.0%	30 bps

•	Sales were up 6% compared with the second quarter of 2013, driven by UOP catalyst and gas processing growth and higher sales in Advanced Materials, particularly Fluorine Products.
•	Segment profit was up 8% and segment margins increased 30 bps to 18.0%, driven by productivity net of inflation and higher volume, partially offset by price/raw headwinds in Resins & Chemicals, unfavorable UOP catalyst shipment mix versus the prior year, and continued investments for growth.

Transportation Systems
($ Millions)	2Q 2013	2Q 2014	% Change
Sales	947	1,019	8%
Segment Profit	126	167	33%
Segment Margin	13.3%	16.4%	310 bps

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Q2’14 Results - 4

•	Sales were up 8% reported, 4% organic, compared with the second quarter of 2013, driven by continued growth from new platform launches, higher global automotive production, and increased commercial vehicle demand in Europe.
•	Segment profit was up 33% and segment margins increased 310 bps to 16.4% primarily driven by strong Turbo productivity and volume leverage, and operational improvements.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second quarter 2014 investor conference call or provide the conference code HONQ214. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, July 18, until 11:59 p.m.

EDT, July 25, by dialing (800) 757-4768 (domestic) or (402) 220-7227 (international).

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q2’14 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Product sales	$8,278	$7,744	$16,123	$15,218
Service sales	1,975	1,949	3,809	3,803
Net sales	10,253	9,693	19,932	19,021

Costs, expenses and other
Cost of products sold (A)	6,047	5,750	11,826	11,317
Cost of services sold (A)	1,249	1,277	2,437	2,493
	7,296	7,027	14,263	13,810
Selling, general and administrative expenses (A)	1,375	1,281	2,714	2,510
Other (income) expense	(21)	(24)	(138)	(52)
Interest and other financial charges	80	80	159	164
	8,730	8,364	16,998	16,432

Income before taxes	1,523	1,329	2,934	2,589
Tax expense	397	307	772	598

Net income	1,126	1,022	2,162	1,991

Less: Net income attributable to the noncontrolling interest	27	1	46	4

Net income attributable to Honeywell	$1,099	$1,021	$2,116	$1,987

Earnings per share of common stock – basic	$1.40	$1.30	$2.70	$2.53

Earnings per share of common stock – assuming dilution	$1.38	$1.28	$2.66	$2.49

Weighted average number of shares outstanding – basic	784.5	787.6	784.7	786.7

Weighted average number of shares outstanding – assuming dilution	795.4	798.1	795.9	797.6

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q2’14 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Net Sales	2014	2013	2014	2013

Aerospace	$2,991	$2,997	$5,849	$5,908

Automation and Control Solutions	3,607	3,270	6,969	6,349

Performance Materials and Technologies	2,636	2,479	5,102	4,903

Transportation Systems	1,019	947	2,012	1,861

Total	$10,253	$9,693	$19,932	$19,021

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Profit	2014	2013	2014	2013

Aerospace	$592	$583	$1,141	$1,134

Automation and Control Solutions	533	467	1,004	890

Performance Materials and Technologies	475	438	948	912

Transportation Systems	167	126	321	237

Corporate	(58)	(55)	(109)	(106)

Total segment profit	1,709	1,559	3,305	3,067

Other income (expense) (A)	10	13	121	32
Interest and other financial charges	(80)	(80)	(159)	(164)
Stock compensation expense (B)	(50)	(37)	(102)	(91)
Pension ongoing income (B)	64	25	125	46
Other postretirement income (expense) (B)	(13)	20	(25)	(2)
Repositioning and other charges (B)	(117)	(171)	(331)	(299)

Income before taxes	$1,523	$1,329	$2,934	$2,589

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2’14 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$6,582	$6,422
Accounts, notes and other receivables	8,350	7,929
Inventories	4,511	4,293
Deferred income taxes	803	849
Investments and other current assets	2,207	1,671
Total current assets	22,453	21,164

Investments and long-term receivables	488	393
Property, plant and equipment – net	5,316	5,278
Goodwill	13,049	13,046
Other intangible assets – net	2,378	2,514
Insurance recoveries for asbestos related liabilities	432	595
Deferred income taxes	176	368
Other assets	2,304	2,077

Total assets	$46,596	$45,435

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,276	$5,174
Short-term borrowings	96	97
Commercial paper	2,249	1,299
Current maturities of long-term debt	60	632
Accrued liabilities	6,643	6,979
Total current liabilities	14,324	14,181

Long-term debt	6,839	6,801
Deferred income taxes	795	804
Postretirement benefit obligations other than pensions	978	1,019
Asbestos related liabilities	1,146	1,150
Other liabilities	3,508	3,734
Redeemable noncontrolling interest	189	167
Shareowners’ equity	18,817	17,579

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$46,596	$45,435

Q2’14 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$1,126	$1,022	$2,162	$1,991
Less: Net income attributable to the noncontrolling interest	27	1	46	4
Net income attributable to Honeywell	1,099	1,021	2,116	1,987
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	233	247	471	495
Loss on sale of non-strategic businesses and assets	10	—	10	—
Gain on sale of available for sale investments	—	—	(105)	—
Repositioning and other charges	117	171	331	299
Net payments for repositioning and other charges	(9)	(199)	(134)	(297)
Pension and other postretirement income	(51)	(45)	(100)	(44)
Pension and other postretirement benefit payments	(49)	(42)	(85)	(213)
Stock compensation expense	50	37	102	91
Deferred income taxes	66	158	68	185
Excess tax benefits from share based payment arrangements	(19)	(57)	(49)	(81)
Other	91	(101)	67	(134)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(271)	(53)	(425)	(195)
Inventories	(107)	15	(222)	(36)
Other current assets	(104)	(14)	132	4
Accounts payable	141	265	100	(30)
Accrued liabilities	144	(147)	(248)	(434)
Net cash provided by operating activities	1,341	1,256	2,029	1,597

Cash flows from investing activities:
Expenditures for property, plant and equipment	(229)	(196)	(421)	(344)
Proceeds from disposals of property, plant and equipment	4	6	11	6
Increase in investments	(1,093)	(286)	(1,724)	(460)
Decrease in investments	533	210	943	376
Cash paid for acquisitions, net of cash acquired	(2)	(338)	(2)	(460)
Proceeds from sales of businesses, net of fees paid	1	—	1	—
Other	(74)	52	(13)	19
Net cash used for investing activities	(860)	(552)	(1,205)	(863)

Cash flows from financing activities:
Net (decrease) increase in commercial paper	(150)	—	950	800
Net increase (decrease) in short-term borrowings	4	13	(6)	21
Proceeds from issuance of common stock	69	139	161	303
Proceeds from issuance of long-term debt	20	6	45	13
Payments of long-term debt	(4)	(1)	(606)	(601)
Excess tax benefits from share based payment arrangements	19	57	49	81
Repurchases of common stock	(231)	(463)	(551)	(602)
Cash dividends paid	(373)	(343)	(736)	(665)
Net cash used for financing activities	(646)	(592)	(694)	(650)

Effect of foreign exchange rate changes on cash and cash equivalents	75	(102)	30	(169)
Net (decrease) increase in cash and cash equivalents	(90)	10	160	(85)
Cash and cash equivalents at beginning of period	6,672	4,539	6,422	4,634
Cash and cash equivalents at end of period	$6,582	$4,549	$6,582	$4,549

Q2’14 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended
	June 30,
	2014	2013

Cash provided by operating activities	$1,341	$1,256
Expenditures for property, plant and equipment	(229)	(196)

Free cash flow	$1,112	$1,060

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’14 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	June 30,
	2014	2013

Segment Profit	$1,709	$1,559

Stock compensation expense (A)	(50)	(37)
Repositioning and other (A, B)	(128)	(182)
Pension ongoing income (A)	64	25
Other postretirement income (expense) (A)	(13)	20

Operating Income	$1,582	$1,385

Segment Profit	$1,709	$1,559
÷ Sales	$10,253	$9,693
Segment Profit Margin %	16.7%	16.1%

Operating Income	$1,582	$1,385
÷ Sales	$10,253	$9,693
Operating Income Margin %	15.4%	14.3%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’14 Results - 11

Honeywell International Inc.

Calculation of EPS at 26.5% Tax Rate (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30,
	2014	2013

Income before taxes	$1,523	$1,329

Taxes at 26.5%	404	352

Net income at 26.5% tax rate	$1,119	$977

Less: Net income attributable to the noncontrolling interest	27	1

Net income attributable to Honeywell at 26.5% tax rate	$1,092	$976

Weighted average number of shares outstanding - assuming dilution	795.4	798.1

EPS at 26.5% tax rate	$1.37	$1.22

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’14 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2013

Segment Profit	$6,351

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(699)
Pension ongoing income (A)	90
Pension mark-to-market adjustment (A)	(51)
Other postretirement expense (A)	(20)

Operating Income	$5,501
Pension mark-to-market adjustment (A)	$(51)
Operating Income excluding pension mark-to-market adjustment	$5,552

Segment Profit	$6,351
÷ Sales	$39,055
Segment Profit Margin %	16.3%

Operating Income	$5,501
÷ Sales	$39,055
Operating Income Margin %	14.1%

Operating Income excluding pension mark-to-market adjustment	$5,552
÷ Sales	$39,055
Operating Income Margin excluding pension mark-to-market adjustment %	14.2%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’14 Results - 13

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in billions)

2014 Guidance

Segment Profit	$6.7 - 6.9

Stock compensation expense (A)	~(0.2)
Repositioning and other (A, B)	~(0.6)
Pension ongoing income (A)	~0.2
Pension mark-to-market adjustment (A)	TBD
Other postretirement expense (A)	~(0.1)

Operating Income	$6.1 - 6.3
Pension mark-to-market adjustment (A)	TBD
Operating Income excluding pension mark-to-market adjustment	$6.1 - 6.3

Segment Profit	$6.7 - 6.9
÷ Sales	$40.2 - 40.4
Segment Profit Margin %	16.8% - 17.0%

Operating Income	$6.1 - 6.3
÷ Sales	$40.2 - 40.4
Operating Income Margin %	15.4% - 15.6%

Operating Income excluding pension mark-to-market adjustment	$6.1 - 6.3
÷ Sales	$40.2 - 40.4
Operating Income Margin excluding pension mark-to-market adjustment %	15.4% - 15.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’14 Results - 14

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2013

Cash provided by operating activities	$4,335

Expenditures for property, plant and equipment	(947)

$3,388

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’14 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment
(Unaudited)

Twelve Months Ended
December 31,
2013

EPS	$4.92

Pension mark-to-market adjustment	0.05

EPS, excluding pension mark-to-market adjustment	$4.97

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 797.3 million. Mark-to-market uses a blended tax rate of 25.5%.